UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2021

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, Domino’s Pizza, Inc. (the “Company”) announced that Stuart A. Levy, its Executive Vice President and Chief Financial Officer, has resigned from his position with the Company effective May 19, 2021 to pursue opportunities outside of the Company. Mr. Levy’s resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments. Mr. Levy has agreed to remain with the Company through August 31, 2021 to serve in an advisory capacity and assist in the transition of his duties. The Company has commenced an executive search for a new Executive Vice President and Chief Financial Officer and has retained a national search firm to assist in the search.

Effective upon Mr. Levy’s resignation and until the Company appoints a successor Executive Vice President and Chief Financial Officer, Mr. Allison will oversee a newly established Office of the Chief Financial Officer and will serve as the Company’s interim principal financial officer. Mr. Allison’s biographical and other information specified in Item 5.02(c)(2) of Form 8-K has been disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2021, which information is incorporated herein by reference.

Consistent with his employment agreement, the Company and Mr. Levy have entered into a general release pursuant to which Mr. Levy will receive one year of base salary continuation following his departure from the Company on August 31, 2021 and a lump sum payment equal to a pro-rated portion of the annual performance cash incentive that would have otherwise been payable to him for fiscal year 2021 under the Domino’s Pizza Senior Executive Annual Incentive Plan (the “AIP”), which will be paid in 2022 if and when such annual performance cash incentive payments are paid to the Company’s then-current participants under the AIP. The Company will also pay COBRA premiums for coverage for Mr. Levy for 12 months if Mr. Levy elects COBRA continuation coverage, which payments will cease upon Mr. Levy’s entitlement to other health insurance without charge.

Item 7.01	Other Events.

On May 19, 2021, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Domino’s Pizza, Inc. press release, dated May 19, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

/s/ Kevin S. Morris
Name:	Kevin S. Morris
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 19, 2021